UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2025

Melar Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42134	87-1634103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

143 West 72nd Street, 4th Floor, New York, NY	10023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 781-1120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	MACIU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	MACI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	MACIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Everli Note

As previously disclosed, on May 30, 2025, Melar Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), entered into a secured promissory note and pledge agreement (the “Original Everli Note”) with Everli Global Inc., a Nevada corporation (“Everli”), and a certain stockholder of Everli (the “Pledging Stockholder”) for the aggregate principal amount of up to $300,000. Under the terms of the Original Everli Note, Everli could borrow up to $300,000 from the Company, with $150,000 being loaned to Everi on the initial issuance date of the Note. The proceeds of the loans under the Original Everli Note could only be used by Everli to pay for transaction expenses incurred in connection with the transactions contemplated by that certain non-binding term sheet, dated April 16, 2025, by and between the Company and Everli (the “Term Sheet”). The Original Everli Note bore interest at an annual compounded rate of 17.5% and was secured by a continuing security interest in all of Everli’s and its subsidiaries’ property and assets, and a pledge of equity interests by the Pledging Stockholder as collateral (the “Pledged Shares”).

The principal and accrued interest of the Original Everli Note was due and payable on the earliest of: (i) July 29, 2025 if the Term Sheet was terminated by the Company in its sole discretion; (ii) five (5) business days after any other termination of the Term Sheet in accordance with the terms thereof; (iii) five (5) business days after the termination of a definitive agreement for a business combination transaction involving Everli and the Company; and (iv) five (5) business days after Everli’s receipt of at least an aggregate of $5,000,000 in proceeds under a $10 million senior secured convertible loan as contemplated under the Term Sheet.

On August 18, 2025, the Company, Everli and the Pledging Stockholder entered into an amended and restated secured promissory note and pledge agreement (the “Amended Everli Note”), which amended and restated the Original Everli Note in its entirety. Under the terms of the Amended Everli Note, Everli can borrow up to $1,000,000, including an original issue discount of 10%. The outstanding principal and interest amounts owed under the Original Everli Note of $291,090.87 were rolled into the principal amount of the Amended Everli Note on its date of issuance, with a 10% original issue discount added on top, for an initial balance of $323,434.30. Any future loans under the Amended Everli Note will include a 10% original issue discount added on (by way of example, if the amount of the loan is $90,000, the principal amount of the Amended Everli Note will increase by $100,000). The proceeds of the loans under the Amended Everli Note can only be used by Everli to pay for transaction expenses incurred in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 30, 2025 (as it may be amended, modified of supplemented in accordance with the terms thereof, the “Merger Agreement”), by and among the Company, Everli and the other parties named therein or for such general corporate purposes in furtherance of Everil’s business as agreed by the Company (such consent not to be unreasonably withheld, delayed or conditioned). The Amended Everli Note bears the same interest rate of 17.5%, compounded annually, and is secured by a continuing security interest on all of Everli’s and its subsidiaries’ property and assets, and a pledge of the Pledged Shares held by the Pledging Stockholder as collateral.

The principal and accrued interest of the Amended Everli Note is due and payable on the earliest of: (i) the closing of the transactions contemplated by the Merger Agreement; (ii) five (5) business days after the termination of the Merger Agreement in accordance with its terms; and (iii) five (5) business days after Everli’s receipt of at least an aggregate of $5,000,000 in proceeds under the Bridge Financing (as defined in the Merger Agreement) as contemplated under the Merger Agreement.

The Amended Everli Note contains a limited guaranty from the Pledging Stockholder related to the Pledged Shares, customary events of default and remedies provisions, including accelerated repayment and enforcement rights against collateral.

A copy of the Amended Everli Note is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Amended Everli Note is qualified in its entirety by reference thereto.

Sponsor Note

As previously disclosed, on May 30, 2025, the Company issued a promissory note (the “Original Sponsor Note”) in the aggregate principal amount of up to $300,000 to Melar Acquisition Sponsor I LLC, the Company’s sponsor, for an unsecured loan at a rate of 17.5% per annum. Under the terms of the Original Sponsor Note, the Company could borrow up to $300,000 from the Sponsor, with the amounts payable under the Original Sponsor Note being due upon the maturity date of the Original Everli Note.

On August 18, 2025, the Company issued an amended and restated promissory note (the “Amended Sponsor Note”), which amended and restated the Original Sponsor Note in its entirety. Under the terms of the Amended Sponsor Note, the Company can borrow up to $1,000,000, including an original issue discount of 10%. The outstanding principal and interest amounts owed under the Original Sponsor Note of $291,090.87 were rolled into the principal amount of the Amended Sponsor Note on its date of issuance, with a 10% original issue discount added on top, for an initial balance of $323,434.30. Any future loans under the Amended Sponsor Note will include a 10% original issue discount added on (by way of example, if the amount of the loan is $90,000, the principal amount of the Amended Sponsor Note will increase by $100,000). The Amended Sponsor Note bears interest at a rate of 17.5% per annum and is unsecured and due upon the full or partial repayment of the Amended Everli Note. The Company’s repayment obligations are contingent on the repayment of the Amended Everli Note and the proceeds under the Amended Everli Note (including any collateral that is taken or sold) are the sole source for repayment of the Amended Sponsor Note. The proceeds from the Amended Sponsor Note must be used solely for the purpose of lending funds to Everli pursuant to the Amended Everli Note. The Company has agreed to use its reasonable efforts to collect the amounts due under the Amended Everli Note.

The issuance of the Amended Sponsor Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the Amended Sponsor Note is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Amended Sponsor Note is qualified in its entirety by reference thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure related to the Amended Sponsor Note that is contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Amended and Restated Secured Promissory Note and Pledge Agreement, dated as of August 18, 2025, by and among Melar Acquisition Corp. I, Everli Global Inc. and a certain stockholder of Everli Global Inc.
10.2	Amended and Restated Promissory Note, issued on August 18, 2025, by Melar Acquisition Corp. I. to Melar Acquisition Sponsor I LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELAR ACQUISITION CORP. I

By:	/s/ Gautam Ivatury
Name:	Gautam Ivatury
Title:	Chief Executive Officer

Dated: August 22, 2025